Exhibit 32.1

CERTIFICATION

In connection with the filing of the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021 (the “Report”) by Tompkins Financial Corporation (the “Company”), the undersigned, as the Chief Executive Officer of the Company, hereby certifies pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

The Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 08, 2021
/s/ Stephen S. Romaine
Stephen S. Romaine
President and Chief Executive Officer
(Principal Executive Officer)